Exhibit 10.10

COPYRIGHT SECURITY AGREEMENT

This COPYRIGHT SECURITY AGREEMENT (this “Patent Security Agreement”) is entered into as of February 23, 2023 by and between ABVC BIOPHARMA, INC., a Nevada corporation (the “Grantor”) and LIND GLOBAL FUND II LP (the “Lender”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Securities Purchase Agreement dated as of the date hereof by and between the Grantor and the Lender (as amended and in effect from time to time, the “SPA”) and that certain Senior Convertible Promissory Note dated as of the date hereof from the Grantor in favor of the Lender (as amended and in effect from time to time, the “Note”), the Lender has agreed to make certain financial accommodations available to the Grantor pursuant to the terms and conditions thereof; and

WHEREAS, the Lender is willing to make the financial accommodations to the Grantor as provided for in the SPA and the Note, but only upon the condition, among others, that the Grantor shall have executed and delivered to the Lender that certain Security Agreement, dated as of the date hereof (as from time to time amended, restated, amended and restated, supplemented or otherwise modified, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor has pledged and granted to the Lender a security interest in the Copyright Collateral (as defined below); and

WHEREAS, in connection with the Security Agreement, the Grantor has agreed to execute and deliver this Copyright Security Agreement in order to record the security interest granted to the Lender with the United States Copyright Office;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, capitalized terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement. The term “Copyrights” means, collectively, (a) the copyrights and all other rights in and to the works identified in Part I of Schedule I attached hereto, (b) the copyrights and all other rights in and to the copyrighted or copyrightable works identified in Part II of Schedule I attached hereto, (c) the copyrights and all other rights in and to all other copyrighted or copyrightable works of the Grantor now or hereafter existing or now owned or hereafter acquired, whether or not identified by a title and/or United States Copyright Office registration number, whether or not identified on Schedule I attached hereto, and whether or not registered with the United States Copyright Office, and (d) all proceeds from the sale, exchange, license, lease or other transfer or disposition or collection of any of the foregoing (in whole or in part) or of any right or interest therein, and all proceeds or other value received and attributable (in whole or in part) to the ownership, possession or use of any of the foregoing (including without limitation any amounts recovered or recoverable on account of any infringement or misappropriation thereof).

SECTION 2. Grant of Security Interest in Copyright Collateral. The Grantor hereby pledges, collaterally assigns and grants to the Lender to secure the prompt and complete payment and performance of the Obligations, a security interest (referred to in this Copyright Security Agreement as the “Security Interest”) in all of the Grantor’s right, title and interest in, to and under the following, whether now owned or hereafter acquired or arising (collectively, the “Copyright Collateral”):

(a) all of its Copyrights and licenses with respect to Copyrights to which it is a party including those referred to on Schedule I; and

(b) all products and proceeds (as that term is defined in the UCC) of the foregoing.

SECTION 3. Security for Obligations. This Copyright Security Agreement and the Security Interest created hereby secures the payment and performance of the Obligations, whether now existing or arising hereafter. Without limiting the generality of the foregoing, this Copyright Security Agreement secures the payment of all amounts which constitute part of the Obligations and would be owed by the Grantor to Lender, whether or not they are unenforceable or not allowable due to the existence of an insolvency proceeding involving the Grantor.

SECTION 4. Security Agreement. The Security Interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the security interests granted to the Lender pursuant to the Security Agreement. The Grantor hereby acknowledges and affirms that the rights and remedies of the Lender with respect to the Security Interest in the Copyright Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. To the extent there is any inconsistency between this Copyright Security Agreement and the Security Agreement, the Security Agreement shall control.

SECTION 5. Authorization to Supplement. If the Grantor shall obtain rights to any new Copyrights, the provisions of this Copyright Security Agreement shall automatically apply thereto. The Grantor hereby authorizes the Lender unilaterally to modify this Copyright Security Agreement by amending Schedule I to include any such new Copyrights of the Grantor. Notwithstanding the foregoing, no failure to so modify this Copyright Security Agreement or amend Schedule I shall in any way affect, invalidate or detract from the Lender’s continuing security interest in all Collateral (including the Copyright Collateral), whether or not listed on Schedule I.

SECTION 6. Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party here to may execute this Copyright Security Agreement by signing and delivering one or more counterparts.

SECTION 7. Governing Law. This Copyright Security Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Copyright Security Agreement and the transactions contemplated hereby shall be governed by, and construed in accordance with, the law of the State of New York.

[signature pages follow]

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTOR:

ABVC BIOPHARMA, INC.

By:
Name:
Title:

Accepted and Agreed:

LIND GLOBAL FUND II LP as Lender

By: Lind Global Partners II LLC, its general partner

By:
Name:	Jeff Easton
Title:	Managing Member

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT

COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS

Part I

Copyrights Registered with U.S. Copyright Office

		Copyright	Registration
Title	Author(s)	Number	Date

Part II

Copyrights Not Registered

Title	Author(s)

4